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[LETTERHEAD]

                                 December 2, 1996


The Board of Directors
CFI ProServices, Inc.
400 SW Sixth Avenue
Portland, OR 97204

                 Re:  CFI ProServices, Inc.
                      Registration Statement on Form S-3
                      (Registration No. 333-15505)

Gentlemen:

     We have acted as counsel to CFI ProServices, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-15505), as amended by Amendment No. 1 thereto (the "Registration Statement"). Such Registration Statement covers up to 1,782,500 shares of common stock, no par value, ("Common Stock") to be sold pursuant to the terms of an underwriting agreement among the Company, Hambrecht & Quist LLC, Dain Bosworth Incorporated and Pacific Crest Securities Inc., as representatives of the several underwriters named therein (the "Underwriting Agreement").

     In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.


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The Board of Directors
December 2, 1996
Page 2



     2. When issued and sold by the Company against payment therefor pursuant to the terms of the Underwriting Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

     We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

                                       Very truly yours,

                                       FARLEIGH, WADA & WITT, P.C.

                                       By:  /s/ F. Scott Farleigh
                                           ----------------------------
                                            F. Scott Farleigh


FSF/par